EX-99.(j)(1)

SECOND AMENDMENT TO CUSTODIAN CONTRACT

This Amendment to the Custodian Contract is made as of July 8, 2005 by and between Aberdeen Global Income Fund, Inc. (formerly known as The First Commonwealth Fund, Inc.) (the “Fund”) and State Street Bank and Trust Company (the “Custodian”).  Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian contract referred to below.

WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated as of February 20, 1992 (as amended and in effect from time to time, the “Contract”); and

WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to rule 17f-5 (“Rule 17f-5”) and the adoption of Rule 17f-7 (“Rule 17f-7”) promulgated under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of the Fund held outside of the United States.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I                                            The provisions of Article 3 and 4 of the Contract, and Schedules A, B and C thereto, added by the Amendment to Custodian Contract dated December 4, 1998 are hereby deleted, and the parties hereto agree that such provisions shall be and are replaced in their entirety by the provisions set forth below.

3.                                      Provisions Relating to Rule 17f-5 and 17f-7

3.1.                            Definitions.  Capitalized terms in this Article 3 and in Article 4 shall have the following meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that county.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(I) of Rule 17f-5, including without limitation a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the “SEC”)), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the

1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2.                            The Custodian as Foreign Custody Manager

3.2.1                     Delegation to the Custodian as Foreign Custody Manager.  The Fund, by resolution adopted by its Board of Directors (the “Board”), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the Untied States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Fund.

3.2.2                     Countries Covered.  The Foreign custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager.  The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund’s assets, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager.  The foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 thereof.

Upon the receipt by the foreign Custody Manager of proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund.  Thirty (30) days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the

Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3                     Scope of Delegated Responsibilities

(a)                                  Solicitation of Eligible Foreign Custodians.  Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets, with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(I).

(b)                                 Contracts With Eligible Foreign Custodians.  The Foreign Custody Manger shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)                                  Monitoring.  In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the foreign custody Manager with the eligible Foreign custodian.  In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4                     Guidelines for the Exercise of Delegated Authority.  For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such country Risk as is incurred by placing and maintaining he Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

3.2.5                     Reporting Requirements.  The Foreign Custody Manage shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred.  The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Section 3.2 after the occurrence of the material change.

3.2.6                     Standard of Care as Foreign Custody Manager of the Fund.  In performing the responsibilities delegate to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such a as a person having responsibility for this safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7                     Representations with Respect to Rule 17f-5.  The Foreign Custody Manager represents to the fund that it is a U.S. Bank as defined in Rule 17f-5(a)(7).  The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to reply on the Custodian to perform the responsibilities delegated pursuant to this contract to the Custodian as the Foreign Custody Manager of the Fund.

3.2.8                     Effective Date and Termination of the Custodian as Foreign Custody Manager.  The Board’s delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice.  The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as foreign Custody Manager of the fund with respect to designated countries.

3.3.                            Eligible Securities

3.3.1                     Analysis and Monitoring.  The Custodian shall (a) provide the fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with Rule 17f-7(a)(1)(i)(A), and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with rule 17f-7(a)(1)(i)(B).

3.3.2                     Standard of Care.  The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4.                                      Duties of the Custodian with Respect to Fund Property Held Outside the United States

4.1.                            Definitions.  Capitalized terms in this Article 4 shall have the following meanings.

“Foreign Securities system” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible foreign Custodian.

4.2.                            Holding Securities.  The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System.  The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3.                            Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian as applicable, in such country.

4.4.                            Transactions in Foreign Custody Account.

4.4.1                     Delivery of Foreign Assets.  The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)                                     upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities system.

(ii)                                  in connection with any repurchase agreement related to foreign securities;

(iii)                               to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

(iv)                              to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)                                 to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)                              to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)                           for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)        in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)           for delivery as security in connection with any borrowing by the Fund requiring a pledge o assets by the Fund;

(x)            in connection with trading in options and futures contents, including delivery as original margin and variation margin;

(xi)           in connection with the landing of foreign securities; and

(xii)          for any other purpose, but only upon receipt of Proper Instruction specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.4.2                     Payment of Fund Monies.  Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out or direct the respective Foreign Sub-Custodian or the respective Foreign Securities system to pay out, monies of the Fund in the following cases only:

(i)                                     upon the purchase of foreign securities for the fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefore (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities system, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)                                  in connection with the conversion, exchange or surrender of foreign securities of the Fund;

(iii)          for the payment of any expense or liability of the Fund, including but not limited to the following payments; interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses.

(iv)                              for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign sub-Custodians;

(v)                                 in connection with trading in options and futures contracts, including delivery as original margin and variation margin.

(vi)                              for payment of part or all of the dividends received in respect of securities sold short;

(vii)                           in connection with the borrowing or lending of foreign securities; and

(viii)                        for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3                     Market Condition.  Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefore (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information that had been previously provided hereunder.

4.5.                            Registration of European Securities.  The foreign securities maintained in the custody of a Foreign Sub-Custodian (ether than bearer securities) shall be registered in the name of the fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities.  The Custodian or a foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6.                            Bank Accounts.  The Custodian shall indentify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. When the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of the Contract to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of The Commonwealth of Massachusetts.

4.7.                            Collection of Income.  The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the

Fund shall e entitled and shall credit such income, as collected, to the Fund.  In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8.                            Shareholder Rights.  With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued.  The Fund acknowledges that local conditions, including lack of regulation, ?? procedure obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9.                            Communications Relating to Foreign Securities.  The custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodian from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith).  With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10.                     Liability of Foreign Sub-Custodians.  Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the election of the Fund, the Fund shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11.                     Tax Laws.  The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of the United States or of any state or political subdivision thereof.  It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund, or the Custodian as custodian of the Fund, by the tax law of countries other than the United States, including responsibility for withholding and other taxes, assignments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to sue reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12.                     Liability of Custodian.  Except as may arise from the Custodian’s own negligence or willful misconduct, or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities system, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Foreign Sub-Custodian has otherwise acted with reasonable care.

II                                        Exhibit 1 and Schedules !-1, A-2, A-3 and B to the Contract are hereby deleted.

III                                    Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect.  In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail.  If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 thereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.

WITNESSED BY:		STATE STREET BANK and TRUST COMPANY

/s/ Michael J. Savitz	By:	/s/ Joseph L. Hooley
Michael J. Savitz Vice President and Counsel		Joseph L. Hooley Executive Vice Presidnt

WITNESSED BY:		ABERDEEN GLOBAL INCOME FUND, INC.

/s/ Timothy P. Sullivan	By:	/s/ Andrew Smith
Name: Timothy P. Sullivan Title: Assistant Treasurer		Andrew Smith Vice President and Chief Compliance Officer

Schedule A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation Citibank Pty. Limited

Austria	Erste Bank der Osterreichischen Spakussan AG

Bahrain	HSBC Bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	BNP Paribas Securities Services, S.A.

Benin	via Societe Genorale de Banques en Cote d’Ivoire, Abidjan, Ivory Coast

Bermuda	The Bank of Bermuda Limited

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Burkina Faso	via Societe Genorale de Banques en Cote d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Cayman Islands	Scotiabank & Trust (Cayman) Limited

Chile	BankBoston, N.A.

People’s Republic	The Hongkong and Shanghai Banking Corporation Limited

Of China	Shanghai and Shenzhen branches

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Cyprus	Cyprus Popular Bank Ltd.

Czech Republic	Ceskoslovenska Chebodni Banka, A.S.

Denmark	Dansk Bank A/S

Ecuador	Banco de la Producción S.A.

Egypt	HSBC Bank Egypt S.A.E. (as delegate of The HongKong and Shanghai Banking Corporation Limited)

Estonia	AS Hansabank

Finland	Nordes Bank Finland Plc.

France	BNP Paribas Securitès Services, S.A.

Germany	Deutsche Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

Guinea-Bissau	via Société Générale de Banques en Cite d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank (Hong Kong) Limited

Hungary	HVB Bank Hungary Rt.

Iceland	Kaupthing Bank hf.

India	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Indonesia	Deutsche Bank AG

Ireland	Bank of Ireland

Israel	Bank Hapualim B.M.

Italy	BNP Paribas Securities Services, S.A.

Ivory Coast	Société Générale de Banques en Cite d’Ivoire

Jamaica	Bank of Nova Scotia Jamaica Ltd.

Japan	Mizuho Corporate Bank Ltd. Sumitomo Mitsui Banking Corporation

Jordan	HSBC bank Middle East (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan	HSBC Bank Kazakhstan (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	Deutsche Bank AG The Hongkong and Shanghai Banking Corporation Limited

Latvia	A/S Hansabanka

Lebanon	HSBC Bank Middle East (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Malaysia	Standard Chartered Bank Malaysia Berfad

Mali	via Société Générale de Banques en Cite d’Ivoire, Abidjan, Ivory Coast

Malta	HSBC Bank Malta Plc.

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Matritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de Méxco S.A.

Morocco	Attijariwafa bank

Nambia	Standard Bank Namibia Limited

Netherlands	Deutsche Bank N.V. KAS BANK N.V.

New Zealand	Westpac Banking Corporation

Nigería	Stanbic Bank Nigeria Limited

Norway	Norden Bank Norge ASA

Oman	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	HSBC Bank (Panama) S.A.

Peru	Citibank del Péru, S.A.

Philippines	Standard Chartered bank

Poland	Bank Handlowy u Warszuvie S.A.

Portugal	Banco Comercíal Português S.A.

Puerto Rico	Citibank N.A.

Qatar	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Limited)

Romania	ING Bank N.V.

Russia	ING Bank (Eurasia) ZAO, Mosco

Senegal	via Société Générale de Banques en Cite d’Ivoire, Abidjan, Ivory Coast

Serbia	HVB Bank Serbia and Montenegro a.d.

Singapore	DBS Bank Limited United Overseas Bank Limited

Slevak Republic	Ceskoslovenská Obehodni Bank, S.A., pohocka zahranicnej banky v SR

Slovenia	Bank Austria Creditanstalt d.d. Ljubjaná

South Africa	Nedoor Bank Limited Standard Bank of South Africa Limited

Spain	Santander Central Hispano Investment S.A.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Lindad

Sweden	Skandinaviska Enskilda Banken AB

Switzerland	UBS AG

Taiwan — R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank

Togo	via Société Générale de Banques en Cite d’Ivoire, Abidjan, Ivory Coast

Trinidad & Tobago	Republic Bank Limited

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Tunisía	Banque Internationale Arabe de Tunisie

Turkey	Citibank, A.S.

Uganda	Barclays Bank of Uganda Limited

United Arab Emirates	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United Kingdom Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Plc.

Zimbabwe	Barclays Bank of Zimbabwe Limited

Schedule B

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	AG ( Division)

Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

Bangladesh	Central Depository Bangladesh Limited

Belgium	Banque Nationale de Belgique Caise Interprofessionnelle de Depots et de S.A.

Benín	Dépositaire Centrale — Banque de Réglement

Bermuda	Bermuda Securities Depository

Brazil	Central de Custodia e de Liquifidacão financier de Tiulos Privados (CETIP) Brasileira de Liquidacão e Custódia Sistena Especial de Liquidacão e de Custodia (SELIC)

Bulgaria	Bulgarian National Bank Central Depositary AD

Burkina Faso	Dépositaire Central — Banque de Réglement

Canada	The Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

People’s Republic of China	China Securities Depository and Clearing Corporation Limited Shanghai Branch China Securities Depository and Clearing Corporation Limited Shenzhen Branch

Colombia	Depósito Central de Valores Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	Depositaria Agencija d.d.

Cyprus	Central Depository and Central Registry

Czech Republic	Czech National Bank - Czeska republika

Denmark	(Danish Securities Center)

Egypt	Miar for Clearing, Settlement, and Depository S.A.E.

Estonia	AS Besti

Finland	Suomen Arvopaperikeskus

France	France

Germany	Clearstrearn Banking AG, Frankfurt

Greece	Apothetirion Titkon AE — Central Securities Depository Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau	Dépositaire Central — Banque de Règlement

Hong Kong	Central Moneymarkets Unit Hong Kong Securities Clearing Company Limited

Hungary	Kazponti (Budapest) Rt (KELER)

STATE STREET
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Iceland	Icelandie Securities Depository Limited

India	Central Depository Services (India) Limited National Securities Depository Limited Reserve Bank of India

Indonesia	Bank of Indonesia FT Indonesian Sentral Indonesia

Italy	Monte Titoli S.p.A.

Ivory Coast	Dépositaire Central — Banque de Règlement

Jamaica	Jamaica Central Securities Depository

Japan	Bank of Japan — Net System Japan Securities Depository Center (JASDEC) Incorporated

Jordan	Securities Depository Center

Kazakhstan	Central Securities Depository

Kenya	Central Depository and Settlement Corporation Limited Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Latvía	Latvía Central Depository

Lebanon	Banque du Liban Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midelear) S.A.L.

Lithuania	Central Securities Depository of Lithuania

Malaysia	Bank Negara Malaysia Central Depository and Settlement Co. Ltd.

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Mali	Dépositaire Central – Banque de Règlement

Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Bank of Mauritius Central Depository and Settlement Co., Ltd.

Mexico	S.D. Iadeval, S.A. de C.V.

Morocco	Mareclear

Namibia	Bank of Namibia

Netherlands	Euroclear Nederland

New Zealand	New Zealand Central Securities Depository Limited

Niger	Dépositaire Central; - Banque de Règlement

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapisestralen (Norwegian Central Securities Depository)

Oman	Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited State Bank of Pakistan

Palestine	Clearing, Depository and Settlement, a department of the Palestine Stock Exchange

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)

Peru	Caja de Valores y Liquidaciones, Institución de Compensación y Liquidación de Valores S.A.

Philippines	Philippine Central Depository, Inc. Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	Rejestr Papiercw Warfosciowych

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Krajowy Depozyt Papiercw Wartosciowych S.A.

Portugal	INTERBOLSA – Sociedade Gestora de Sistemas de Liquidagão e de Sistemas Centralizados de Valores Móbiliários, S.A.

Qatar	Central Clearing and Registration (CCR), a department of the Securities Market

Romania	Bucharest Stock Exchange Registry Division National Bank of Romania National Securities Clearing, Settlement and Depository Company

Russia	, Bank for Foreign Trade of the Russian Federation

Senegal	Dépositaire Central — Banque de Règlement

Serbia	Central Registrar and Central Depository for Securities

Singapore	The Central Depository (Pte) Limited Monetary Authority of Singapore

Slovak Republic	Náodná banka slovenska Centralny depozitar SR, a.s.

Slovenia	KDD - d.d.

South Africa	Share Transactions Totally Electronic (STRATE) Ltd.

Spain	IBERCLEAR

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Sweden VPC AB (Swedish Central Securities Depository)

Switzerland	AG (SIS)

Taiwan — R.O.C.	Taiwan Securities Central Depository Company Limited

Thailand	Bank of Thailand Thailand Securities Depository Company Limited

STATE STREET

GLOBAL CUSTODY NETWORK

DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Togo	Dépositaire Central — Banque de Règlement

Trinidad and Tobago	Trinidad and Tobago Central Branch

Tunisia	Societé Tunisianne pour la compensation et de ( )

Turkey	Central Bank of Turkey (TAKASBANK)

Uganda	Bank of Uganda

Ukraine	National Bank of Ukraine

United Arab Emirates	Clearing and Depository System, a department of the Dubai Financial Market

United Kingdom	CrestGo

Uruguay	Banco Central del Uruguay

Venezuela	Banco Central de Venezuela Caja Venezolana de Valores

Vietnam	Securities Registration, Clearing and Settlement, Depository Department of the Securities Trading Cener

Zambia	Bank of Zambia LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Banking S.A.

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information (scheduled frequency)	Brief Description

The Guide to Custody in World Markets (hardcopy annually and regular website updates)	An overview of settlement and safekeeping procedures, custody practices and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (annually)

Information relating to Foreign Sub-Custodians in State Street’s Global Custody Network.  The Review stands as an integral part of the materials that State Street provides to the U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5.  The Review also gives insight in to State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review (annually)

Custody risk analysis of the Foreign Securities Depositories presently operating in              .  This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet information obligations created by SEC Rule 17f-7.

Global Legal Survey (annually)

With respect to each market in which State Street offers custodial services,                   to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a Foreign investor to convert cash and cash equivalents in U.S. dollars.

Subcustodian Agreements (annually)	Copies of the contracts that State Street has entered into with each Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary)

Information on changing settlement and custody conditions in markers where State Street offers custodial services, includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories (as necessary)

For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight these unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices (present on a quarterly basis or as otherwise necessary)

Informational letters and accompanying materials confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter.  The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.